ATTORNEYS.COM, INC.
                        FORM 10-QSB - SEPTEMBER 30, 2000


                                                                    EXHIBIT 10.4
                                                                    ------------

                                    AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into this 22nd day of August, 2000 (the "Effective Date") by and between Attorneys.com, Inc. (formerly The Publishing Company of North America, Inc.), a Florida corporation (the "Purchaser") and Martin L. Hoffman, (the "Seller").

         WHEREAS Purchaser desires to retain the services of the Seller to produce streaming media legal content programs (`Infomercials') and Seller agrees to produce same upon the terms and conditions hereafter set forth,

         NOW THEREFORE, in consideration of the mutual promises and the covenants and promises hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

Section 1.        Production of Infomercials.
                  --------------------------

1.1 Seller's Obligation. Seller shall write and produce 5 Infomercials for Purchaser for display at Purchasers website, which is currently in production. In this regard, Seller will provide the following services: scripting, set preparation, audio and video technicians, studio equipment, audio and video editing, casting, services of a director, light and grips, cameras, production and compression for the web and a final CD Bum or other appropriate media containing final files. It is the intention of the parties that the Purchaser and/or Purchaser's technical department will be delivered a finished product suitable for display on the web. Seller's obligations hereunder shall be completed and fulfilled upon delivery of the compressed Infomercials to Purchaser; Seller shall have no obligation to load the Infomercials onto Purchaser's website.

1.2 Content. The Infomercials shall each deal with a specific area of law and shall be informative, entertaining, and in good taste. Artistic form and content shall be determined by Seller, subject to the terms of this Agreement. Each Infomercial shall be not less than 12 minutes in length, and may be broken down into several segments. Seller will provide a rough transcript of each Infomercial to Purchaser for approval before filming. Approval, subject to edits as provided, if any, will be returned to Seller within 48 hours of receipt by Purchaser. Purchaser may provide Seller with introductory material to be incorporated into each Infomercial describing Purchaser's services. The Infomercials shall address the following areas of law: Personal Injury/Accidents; Choosing an Attorney/Fees; Family Law/Divorce; Criminal Law and Procedure; and Bankruptcy. Purchaser may substitute a content area by giving Seller written notice within 5 days after execution of this Agreement by all parties.


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                               ATTORNEYS.COM, INC.
                        FORM 10-QSB - SEPTEMBER 30, 2000


1.3 Time for Performance. Seller shall deliver the completed Infomercials to Purchaser not later than 12 weeks from the date of execution of this Agreement by all parties. In the event delivery is not complete within 12 weeks, Purchaser shall have the option of extending the time of performance or shall reduce the purchase price by 20% for each undelivered Infomercial.

Section 2.        Purchase Price.
                  --------------

2.1 Purchase Price. The Purchaser shall pay the Seller, as the purchase price for the Infomercials, (a) $100,000 and 12,500 unregistered shares of Common Stock of the Purchaser ("Common Stock").

2.2 Manner of Payment of Purchase Price. The Purchaser shall pay the Purchase Price as follows:

         (a) The Purchaser shall pay to Seller the sum of $50,000 upon execution of this Agreement by all parties;

         (b) The Purchaser shall pay to Seller the sum of $25,000 upon completion of the shooting of all 5 Infomercials. Upon request, Seller will provide Purchaser with a copy of the raw footage.

         (c) The Purchaser shall deliver to the Seller 12,500 unregistered shares of Common Stock issued in the name of the Seller as shareholder of record on the stock transfer records of the Purchaser and the balance of $25,000 upon delivery of the compressed Infomercials to Purchaser or its agents.

2.3      Registration Rights.

         (a)       Piggyback Registration.

                  (i) Each time that the Purchaser proposes for any reason to register any of its Common Stock under the Securities Act of 1933 (the "Securities Act") in connection with the proposed offer and sale of its Common Stock for money, either for its own account or on behalf of any other security holder ("Proposed Registration"), other than pursuant to a registration statement on Forms S-4, S-8 or any similar forms, the Purchaser shall promptly give written notice of such Proposed Registration to Seller, and shall offer to Seller the right to request inclusion of their Common Stock issued pursuant to the terms of the Agreement in the Proposed Registration.

                  (ii) The Seller shall have 30 days from the receipt of such notice to deliver to the Seller a written request specifying the number of shares of Common


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                               ATTORNEYS.COM, INC.
                        FORM 10-QSB - SEPTEMBER 30, 2000


                           Stock that Seller intends to sell in the Proposed Registration, as well as information on Seller's intended method of disposition.

                  (iii) In the event that the Proposed Registration by the Purchaser is, in whole or in part, an underwritten public offering, the Purchaser shall so advise Seller and any request must specify that their Common Stock be included in the underwriting on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration.

                  (iv) Upon receipt of a written request, the Purchaser shall promptly use its best efforts to cause all such shares of Common Stock held by Seller to be registered under the Securities Act (and included in any related qualifications under blue sky laws or other compliance), to the extent required to permit sale or disposition as set forth in the Proposed Registration.

                  (v) In the event that the offering is to be an underwritten offering, and Seller proposes to distribute its shares of Common Stock through such underwritten offering, Seller agrees to enter into an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Purchaser.

                  (vi) Notwithstanding the foregoing, if in its good faith judgment the managing underwriter determines and advises the Purchaser in writing that the inclusion of the Common Stock issued to Seller pursuant to the Agreement in the underwritten public offering, together with any Common Stock offered by the Purchaser would interfere with the successful marketing of such securities, the managing underwriter may exclude the Common Stock from the Proposed Registration as long as all shares of Common Stock owned by the Purchaser's officers, directors and 5% shareholders are excluded.

         (b) Preparation and Filing. If and whenever the Purchaser is under an obligation pursuant to this Agreement to use its best efforts to effect the registration of any shares of its Common Stock, the Purchaser shall, as expeditiously as practicable:

                  (i) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective in accordance with
                           Section 2(b) hereof;

                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection


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                               ATTORNEYS.COM, INC.
                        FORM 10-QSB - SEPTEMBER 30, 2000

                           therewith as may be necessary to keep such registration statement effective until the earlier of
                           (A) the sale of all Common Stock covered thereby or
                           (B) the expiration of three months from the effective date of the registration statement, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Common Stock covered by such registration statement;

                  (iii) furnish to the Seller such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the public sale or other disposition of such shares of Common Stock issued to Seller pursuant to this Agreement;

                  (iv) use its best efforts to register or qualify the Common Stock covered by such registration statement under the securities or blue sky laws of New York and up to three other states that do not impose what is commonly referred to as merit review and all other acts or things which may be necessary or advisable to enable Seller to consummate the public sale or other disposition in such jurisdictions of such Common Stock; provided, however, that the Purchaser shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not liable for such taxes;

                  (v) at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, notify Seller of the happening of any event as a result of which the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of-the circumstances then existing and, at the request of such holder, as promptly as practicable prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (vi) if the Purchaser has delivered preliminary or final prospectuses to Seller and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Purchaser shall promptly notify

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                               ATTORNEYS.COM, INC.
                        FORM 10-QSB - SEPTEMBER 30, 2000

                           Seller and Seller and, if requested, they shall immediately cease making offers of their Common Stock and return all prospectuses to the Purchaser. The Purchaser shall promptly provide Seller with revised prospectuses and, following receipt of the revised prospectuses, Seller shall be free to resume making offers of the Common Stock.

         (c) Expenses. The Purchaser shall pay all expenses incurred in complying with this Section 2.3, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD Regulation, Inc.), fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and disbursements of the Purchaser's counsel for the holders of their Common Stock; provided, however, that all underwriting discounts and selling commissions, attorneys' fees of Seller, if any, and selling expenses applicable to the Common Stock issued to Seller and covered by registration effected pursuant to this Section 2.3 hereof shall be borne by Seller.

Section 3.        Intellectual Property
                  ---------------------

3.1 Ownership of Content. The Seller owns or possesses all right, title and interest (or holds valid licenses) to use, whether or not registered, all intellectual property being sold hereunder, however Purchaser shall be responsible for any U.S. or foreign registrations or applications for registration thereof. The use by the Purchaser of any of the intellectual property provided hereunder does not violate the proprietary rights of any other Person and no claims have been asserted by any Person with respect to the produced Infomercials. The Seller has taken reasonable security measures to protect the secrecy, confidentiality and value of the intellectual property provided hereunder. No person, other than the Seller, owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in the Infomercials. The Seller is not a party to any confidentiality, secrecy or similar agreements with third parties. Upon payment of the purchase price, all right, title and interest of the Seller shall be transferred to the Purchaser.

Section 4.        Authorization; No Restrictions, Consents or Approvals.
                  -----------------------------------------------------

The Purchaser has full power and authority to enter into and perform this Agreement and all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder has been duly taken. This Agreement has been duly executed by the Purchaser and constitutes the legal, valid, binding and enforceable obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

Section 5.        Survival of Representations and Warranties; Indemnification.
                  -----------------------------------------------------------

5.1 Survival of Representations and Warranties and Covenants. The representations, warranties, covenants, and obligations of the Purchaser and the Seller set forth in this


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                               ATTORNEYS.COM, INC.
                        FORM 10-QSB - SEPTEMBER 30, 2000

         Agreement and in any certificate, agreement, or instrument delivered in connection with the transactions contemplated hereby, shall survive the for a period of one year from the Effective Date.

5.2 Indemnification by the Seller. In addition to and not in limitation of the Seller's indemnification obligations set forth elsewhere in this Agreement, the Seller shall, defend, indemnify, and hold harmless the Purchaser and its affiliates and its respective officers, directors, shareholders, agents and employees (individually, a "Purchaser Indemnitee" and collectively the "Purchaser Indemnitees"), from and against any and all claims, losses, deficiencies, liabilities, obligations, damages, penalties, punitive damages, costs, and expenses (including, without limitation, reasonable legal, accounting and consulting fees), whether or not resulting from third party claims (collectively, "Losses"), suffered by a Purchaser Indemnitee, which arise out of or result from:

         (a) any inaccuracy or misrepresentation in or breach of any of the representations, warranties, covenants or agreements made by the Seller in this Agreement or in any document, certificate or affidavit delivered by the Seller pursuant to the provisions of this Agreement;

         (b) any obligation, liability, debt or commitment of the Seller which is not an , whether or not paid by the Purchaser; and

         (c) any claims by any Person arising out of or due to the failure to comply with the bulk transfers laws, fraudulent conveyance or other laws for the protection of creditors of the State of including, without limitation, any claims by any Person against all or any part of the Assets.

         (d) any other matter related to the use or ownership of the Assets prior to the Closing (including, but not limited to, all acts, omissions and conditions existing or occurring prior to the Closing for which any of the Purchaser Indemnitees is alleged to be liable pursuant to any successor or similar theory of liability).

5.3 Indemnification by The Purchaser. The Purchaser shall defend, indemnify and hold harmless, the Seller and the Seller's respective officers, directors, agents and employees (individually, a "Seller Indemnitee" and collectively the "Seller Indemnitees") from and against any and all Losses, suffered by a Seller Indemnitee, which arise out of or result from (a) any inaccuracy or misrepresentation in or breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or in any document, certificate or affidavit delivered by the Purchaser pursuant to the provisions of this Agreement(b) any other matter related to the of the Assets after the Closing.

5.4 Indemnification Payments. All indemnity payments, whether by the Purchaser or the Seller, to be made under this Agreement shall be made in immediately available funds.

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                               ATTORNEYS.COM, INC.
                        FORM 10-QSB - SEPTEMBER 30, 2000

5.5      Procedure for Third Party Claims.
         --------------------------------

         (a) Notice to the indemnifying party shall be given promptly after receipt by any Seller Indemnitee or Purchaser Indemnitee of actual knowledge of the commencement of any action or the assertion of any claim that will likely result in a claim by it for indemnity pursuant to this Agreement. Such notice shall set forth in reasonable detail the nature of such action or claim to the extent known, and include copies of any written correspondence or pleadings from the party asserting such claim or initiating such action. The indemnified party shall be entitled, at its own expense, to assume or participate in the defense of such action or claim. In the event that the indemnifying party assumes the defense of such action or claim, it shall be conducted by counsel chosen by such party and approved by the party seeking indemnification, which approval shall not be unreasonably withheld.

         (b) With respect to actions as to which the indemnifying party does not exercise its right to assume the defense, the party seeking indemnification shall assume and control the defense of and contest such action with counsel chosen by it and approved by the indemnifying party, which approval shall not be unreasonably withheld. The indemnifying party shall be entitled to participate in the defense of such action, the cost of such participation to be at its own expense. The indemnifying party shall be obligated to pay the reasonable attorneys' fees and expenses of the party seeking indemnification to the extent that such fees and expenses related to claims as to which indemnification is payable under Sections 6.2 or 6.3, as such expenses are incurred.

         (c) Both the indemnifying party and the indemnified party shall cooperate fully with one another in connection with the defense, compromise, or settlement of any such claim or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

         (d) No indemnified party shall have the right to settle any action brought against it without the consent of the indemnifying party. The indemnifying party shall have the right to settle any action brought against an indemnified party as long as the indemnified party has been delivered a complete release as a condition of the settlement.

5.6 Remedies Cumulative. The remedies provided for herein shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other remedies against any other party. Nothing contained in this Section 5.6 shall be construed in any way to limit, impair or modify any provisions of this Agreement or to otherwise impose any additional liability or obligation on the Purchaser at any time for any liability or obligation of the Seller other than the Purchaser's obligation to indemnify the Seller hereunder.

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                               ATTORNEYS.COM, INC.
                        FORM 10-QSB - SEPTEMBER 30, 2000

5.7 Successors. The merger, consolidation, liquidation, dissolution or winding up of, or any similar transaction with respect to, the parties hereto shall not affect in any manner the obligations of the parties pursuant to Section 5 or any other term or provision of this Agreement, and the parties covenant and agree to make adequate provision for their liabilities and obligations hereunder in the event of any such transaction.

Section 6.        General Provisions.
                  ------------------

6.1 Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

6.1 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

6.2 Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and permitted assigns.

6.3 Notices. Any notice, report, demand, waiver, consent or other communication given by a party under this Agreement shall be in writing, may be given by a party or its legal counsel, and shall deemed to be duly given upon delivery by Federal Express or similar overnight courier service which provides evidence of delivery, or when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.





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                               ATTORNEYS.COM, INC.
                        FORM 10-QSB - SEPTEMBER 30, 2000


         Notice to the Seller
         shall be sufficient if given to:      Martin L. Hoffman
                                               4350 Player Street
                                               Hollywood, FL  33021
                                               Facsimile:  954-923-0060
         Notice to the Purchaser
         shall be sufficient if given to:      Attorneys.com, Inc.
                                               ATTN:  Peter S. Balise, President
                                               186 Attorneys.com Court
                                               Lake Helen, FL  32744
                                               Facsimile:  904-228-0276

7. Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.

8. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

9. Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Broward County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed under seal as of the date first above written.

ATTORNEYS.COM, INC.                                        MARTIN L. HOFFMAN



By:      /s/ Peter s. Balise                           /s/ Martin L. Hoffman
     ---------------------------------------           -------------------------
         Peter S. Balise, President


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